Exhibit 23.1

March 25, 2003




Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Registration Statements of WaveRider Communications Inc. on Form S-8 (File Nos 333-49464, 333-34647, 333-49454, 333-30140) and on Form S-3 (File Nos 333-70114, 333-52834,
333-67634, 333-70821) of our report dated February 14, 2003 relating to the consolidated financial statements and consolidated financial statements schedule for the year ending December 31, 2002, which is part of this Form 10-K.


/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts, U.S.A.